CONTACT:	FOR IMMEDIATE RELEASE
Laura J. Hughes	November 13, 2017
Executive Vice President
Chief Marketing Officer
Heartland Financial USA, Inc.
(563)589-2148
lhughes@htlf.com

Ken Brooks
Chairman and President
Signature Bancshares, Inc.
(952)936-7800
KBrooks@signaturebankonline.com
HEARTLAND FINANCIAL USA, INC. WILL ACQUIRE
SIGNATURE BANCSHARES, INC IN MINNESOTA
Combination of Minnesota Bank & Trust and Signature Bank Will Create a Leading Commercial and Private Bank with Assets of $600 Million Serving Twin Cities Metro Market

Dubuque, IA and Minnetonka, MN, November 13, 2017- Dubuque, IA-based Heartland Financial USA, Inc. (“Heartland”) (NASDAQ: HTLF) and Minnetonka, MN-based Signature Bancshares, Inc. (“Signature”), parent company of Signature Bank, are pleased to announce they have entered into a definitive merger agreement pursuant to which Signature will be acquired by Heartland. The acquisition marks Heartland’s 20th acquisition since 1994, and its 13th transaction in the past six years.

Based on Heartland’s closing common stock price of $47.30 per share on November 10, 2017, the stock and cash transaction is valued at approximately $53.4 million (including the consideration to be paid in exchange for the termination of Signature options), subject to certain adjustments. The actual transaction value will change due to fluctuations in the price of Heartland common stock.

Signature Bank is a commercial and private bank, headquartered in Minnetonka, MN, with approximately $390 million in total assets, $326 million in net loans outstanding and $339 million in deposits as of September 30, 2017. Simultaneously with the merger of Signature with and into Heartland, Signature Bank will merge with and into Heartland’s Minnesota-based subsidiary, Minnesota Bank & Trust. Together Signature Bank and Minnesota Bank & Trust will have over $600 million in combined assets and operate as one of Heartland’s locally managed subsidiary banks. The combined banks will deliver exceptional service to its Twin Cities’ customers. Following the completion of the transaction the combined organization will operate under the Minnesota Bank & Trust brand name. After the closing of the acquisition of Signature, Heartland will have 118 full-service banking locations operating across 12 states.

“We have been impressed with the strong community banking culture that the Signature team has built over many years,” said Lynn B. Fuller, President and CEO of Heartland. “We strongly believe in the prospects of the Minnesota market, and the acquisition of Signature Bank is a great opportunity to expand our presence in the Twin Cities.” Fuller added, “Our roots date back to 1935, when we were established as a community bank in Iowa. We were passionate about helping customers and our community rebuild their financial resources following the Great Depression. Now, 82 years later, in 12 states across the USA, we continue to provide services to our customers personally and locally, much like we did in 1935. An exceptional customer experience was good business then and it’s good business now.”

Ken Brooks, Chairman and President, and Leif Syverson, Executive Vice President of Signature, who founded Signature Bank in 2003, jointly said, “We are delighted to be partnering with such a well-respected organization. As our board of directors considered our strategic direction in today’s complex banking environment, and the importance of identifying a potential quality merger partner, Heartland stood out as an exceptional opportunity. We are pleased to partner with a strong public company with deep resources that is committed to face-to-face customer service and locally-based community banking. We look forward to combining forces with Minnesota Bank & Trust in the strong and growing Twin Cities market.”

Under the terms of the agreement, which has been unanimously approved by the Boards of Directors of Heartland and Signature, Signature common shareholders will receive 0.0610 shares of Heartland common stock (approximately 922,100 Heartland shares in the aggregate) and $0.335 in cash for each share of Signature common stock, subject to certain adjustments as set forth in the definitive merger agreement. Signature option holders will receive cash or Heartland common stock, at the election of the holder, for the in-the-money portion of the Signature stock options. The transaction is subject to approval by bank regulators and the Signature shareholders.  The transaction is expected to close in the first quarter of 2018 with a systems conversion planned for the second quarter of 2018.

Heartland and Signature anticipate that the transaction will qualify as a tax-free exchange with respect to the stock consideration received by the common shareholders of Signature. Heartland expects the transaction to be accretive to its earnings per share within the first year of combined operations. Further information regarding the financial impact of the transaction can be found in the investor presentation filed as an exhibit to Heartland’s Current Report on Form 8-K dated November 13, 2017 or in the investor relations section of Heartland’s website.

Fuller stated, “I am thrilled to welcome Signature Bank into the Heartland family. I am also pleased to announce the appointment of Ken Brooks who will serve as President and CEO of our combined Minnesota banking operations. Under Ken’s leadership, Signature Bank has been recognized as a “Best Place to Work” by the Minneapolis-St Paul Business Journal for five straight years.”

Founded in 2008, Minnesota Bank & Trust is a full-service bank focused on providing commercial, private, nonprofit and mortgage banking services,” added Fuller, “its strategy and culture is similar to Signature Bank in that Minnesota Bank & Trust has an unwavering commitment to exceeding customer expectations.

Brooks said, “The combination of Signature Bank with the Heartland family of community banks significantly increases our lending capabilities and gives us access to products and services offered by larger banks while preserving our legacy as a locally-led community bank. I know our customers and employees will benefit from us joining the Heartland team. It’s easy to communicate the value of an organization that has been twice recognized by Forbes as one its “Best Banks in America.”

Fuller concluded, “We are growing our presence and adding scale in the vibrant Twin Cities market with a top notch team dedicated to delivering an exceptional customer experience. Ken Brooks is well-known and respected in the Twin Cities banking community. We are excited he and his team will be joining with the Minnesota Bank & Trust team to expand and continue our success in the market.”

Advisors:
In connection with the transaction, Panoramic Capital Advisors Inc. served as financial advisor to Heartland and Dorsey & Whitney LLP served as Heartland’s legal advisor. Sheshunoff & Co. Investment Banking served as financial advisor and issued a Fairness Opinion to Signature and Winthrop & Weinstine, P.A. served as Signature’s legal advisor.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services holding company with assets of approximately $9.8 billion. The company provides banking, mortgage, private client, investment, treasury management, card services, insurance and consumer finance services to individuals and businesses. Heartland currently has 117 banking locations serving 88 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

About Signature Bank
Signature Bank, a subsidiary of Signature Bancshares, Inc., offers full service banking services to business, professional and private clients. Chartered in 2003, the Bank is headquartered in Minnetonka, MN. Signature Bank has been named a “Best Place to Work” by the Minneapolis - St. Paul Business Journal five times. Additional information about Signature Bank is available at www.signaturebankonline.com. Signature Bank is a member of the FDIC and an Equal Housing Lender.

About Minnesota Bank & Trust
Minnesota Bank & Trust, a subsidiary of Heartland, (NASDAQ: HTLF), is a full service bank with assets of more than $216 million. Minnesota Bank & Trust was organized in 2008 by Twin Cities business leaders to offer a higher level of service to personal and business banking clients. Minnesota Bank & Trust blends responsiveness of a community bank with the resources of a large financial services company. Visit www.mnbankandtrust.com or call 952.841.9300 to learn more. Minnesota Bank & Trust is a member of the FDIC and an Equal Housing Lender.
* * * * *

Additional Information about the Merger and Where to Find It
This communication is being made in respect of a proposed merger transaction involving Heartland Financial USA, Inc. and Signature Bancshares, Inc. In connection with the transaction, Heartland Financial USA, Inc. will file a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) that will include a proxy statement/prospectus to be provided to Signature shareholders in connection with the special shareholder meeting Signature will call to approve the merger. Shareholders are urged to read the proxy statement/prospectus when it becomes available because it will contain important information about the proposed transaction.

The final proxy statement/prospectus will be mailed to Signature Bancshares, Inc. shareholders of record on the record date for the special meeting of the shareholders to be held to approve the proposed transaction. In addition, the registration statement on Form S-4 that includes the proxy statement/prospectus and other relevant documents will be available free of charge at the SEC’s Internet Web site, www.sec.gov, Heartland’s website, www.htlf.com, or by contacting Bryan R. McKeag, Executive Vice President and Chief Financial Officer of Heartland.

Forward-Looking Statements
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

# # #